Exhibit 10.2

FUEL SYSTEMS SOLUTIONS, INC. 2009 RESTRICTED STOCK PLAN

1. Purpose.

     This plan shall be known as the Fuel Systems Solutions, Inc. 2009 Restricted Stock Plan (the “Plan”). The purpose of the Plan shall be to promote the long-term growth and profitability of Fuel Systems Solutions, Inc. by (i) providing all Non-Employee Directors and Eligible Employees of the Company and its Subsidiaries with incentives to maximize stockholder value and otherwise provide outstanding performance and (ii) enabling the Company to attract, retain and reward the best available employees.

2.	Definitions.

(a) “Award” means any grant of a Director Award or Restricted Stock Award under the Plan.

     (b) “Award Certificate” means any written notice pursuant to which Awards are granted under the Plan.

(c)	“Board of Directors” and “Board” mean the board of directors of the Company.

(d)	“Change in Control” means the occurrence of one of the following events:

(i)	if any “person” or “group” as those terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successors thereto, other than an Exempt Person, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act or any successor thereto), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; or

(ii)	during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new directors whose election by the Board or nomination for election by the Company’s stockholders was approved by at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved, cease for any reason to constitute a majority thereof; or

(iii)	consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation (A) which would result in all or a portion of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) by which the corporate existence of the Company is not affected and following which the Company’s chief executive officer and directors retain their positions with the Company (and constitute at least a majority of the Board); or

(iv)	consummation of a plan of complete liquidation of the Company or a sale or disposition by the Company of all or substantially all the Company’s assets, other than a sale to an Exempt Person.

(e)	“Committee” means the Compensation Committee of the Board.

(f)	“Common Stock” means the Common Stock, par value $.01 per share, of the

Company, and any other shares into which such stock may be changed by reason of a recapitalization, reorganization, merger, consolidation or any other change in the corporate structure or capital stock of the Company.

(g)	“Company” means Fuel Systems Solutions, Inc.

(h)	“Eligible Employee” means a full-time employee (regularly working at least 32 hours per week) of the Company or any of its Subsidiaries who has been continuously employed by the Company or one of its Subsidiaries for at least six months prior to the end of the applicable Performance Year, is employed by the Company or one of its Subsidiaries at the end of the applicable Performance Year, and is employed by the Company or one of its Subsidiaries on the date of grant of the Performance Award. The transfer of an Eligible Employee between Divisions, from the Company to a Subsidiary, from a Subsidiary to the Company, or from one Subsidiary to another shall not be considered a termination of employment; nor shall it be considered a termination of employment if an Eligible Employee is placed on military or sick leave or such other leave of absence which is considered by the Committee, or the Board, as the case may be, in its sole and absolute discretion as continuing intact the employment relationship.

(i)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(j)	“Exempt Person” means (i) Mariano Costamagna, (ii) any person, entity or group under the control of Mr. Costamagna, or (iii) any employee benefit plan of the Company or a trustee or other administrator or fiduciary holding securities under an employee benefit plan of the Company.

     (k) “Fair Market Value” of a share of Common Stock of the Company means, as of the date in question, the officially-quoted closing selling price of the stock (or if no selling price is quoted, the bid price) on the principal securities exchange or market on which the Common Stock is then listed for trading (i.e., the Nasdaq National Market) (the “Market”) for the applicable trading day or, if the Common Stock is not then listed or quoted in the Market, the Fair Market Value shall be the fair value of the Common Stock determined in good faith by the Board using any reasonable method; provided, however, that when shares received upon grant or vesting of restricted stock are immediately sold in the open market, the net sale price received may be used to determine the Fair Market Value of any shares used to pay the exercise price or applicable withholding taxes and to compute the withholding taxes.

     (l) “Outside Director” means a director of the Company who is not an employee of the Company or its Subsidiaries.

(m)	“Participant” means an individual who receives an Award under this Plan.

(n)	“Restricted Stock Award” means an Award of restricted stock granted pursuant to

Section 7.

     (o) “Subsidiary” means a corporation or other entity of which outstanding shares or ownership interests representing 50% or more of the combined voting power of such corporation or other entity entitled to elect the management thereof, or such lesser percentage as may be approved by the Committee, or the Board, as the case may be, are owned directly or indirectly by the Company.

3. Administration.

     The Plan shall be administered by the Committee, or the Board, as the case may be, with respect to (i) any executive officer of the Company who currently is or is expected to be an officer of the Company required to report transactions in stock under Section 16 of the Exchange Act (an “Executive Officer”) and (ii) all other Eligible Employees. Except with respect to Executive Officers, the Board may at any time and from time to time, resolve to administer the Plan for all Eligible Employees and shall administer the Plan for Outside Directors. Subject to the provisions of the Plan, the Committee, or the Board, as the case may be, shall be authorized to:

(i)	select persons to participate in the Plan and determine eligibility for benefits under the Plan,

(ii)	determine the Fair Market Value of the Common Stock,

(iii)	determine the form, substance and size of Awards made under the Plan to each Participant, and the conditions and restrictions, if any, subject to which such Awards will be made,

(iv)	approve the form of Award Certificates used under the Plan,

(v)	certify that the conditions and restrictions applicable to any Award have been met,

(vi)	modify the terms of Awards made under the Plan including accelerating any vesting date of any previously-granted Awards, eliminating or waiving any restrictions on or conditions of such Awards, or otherwise adjusting any terms of such Awards,

(vii)	interpret the Plan and Awards made thereunder,

(viii)	make any adjustments necessary or desirable in connection with Awards made under the Plan to Eligible Employees located outside the United States, including,

as appropriate, the establishment of sub-plans under which Awards may be crafted in response to the laws of foreign jurisdictions,

(ix)	take such action as are necessary or advisable for the Plan and the operation of the Plan to comply with the applicable requirements of Rule 16b-3 under the Exchange Act, and

(x)	adopt, amend, or rescind such rules and regulations, and make such other determinations, for carrying out the Plan as it may deem appropriate.

     Decisions of the Committee, or the Board, as the case may be, on all matters relating to the Plan shall be conclusive and binding on all parties.

The expenses of the Plan shall be borne by the Company.

4. Shares Available for the Plan.

     Subject to adjustments as provided in Section 14 hereof, 400,000 shares of Common Stock (“Plan Shares”) may be issued pursuant to the Plan.

     If any Award of shares under the Plan expires unvested or is forfeited as to any shares, then such unvested or forfeited shares may thereafter be available for further grants under the Plan as the Committee, or the Board, as the case may be, shall determine.

5. Eligible Participants.

     Participation in the Plan shall be open to all Non-Employee Directors and Eligible Employees of the Company and its Subsidiaries (including individuals located outside the United States). No employee or director of the Company or any of its Subsidiaries shall have a claim to be granted any Award under the Plan. Nothing in the Plan or in any Award shall confer any right on a Participant to continue as a director or employee of the Company or shall interfere in any way with the right of the Company to terminate such employment or director service or to reduce the compensation or responsibilities of a Participant at any time. By accepting any Award under the Plan, each Participant and each person claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Committee, or the Board, as the case may be.

     Determinations made by the Committee, or the Board, as the case may be, under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such individuals are similarly situated. An Award of any type made hereunder in any one year to an Eligible Employee shall neither guarantee nor preclude a further grant of that or any other type to such Eligible Employee in that year or subsequent years.

6. Restricted Stock.

     Each Award Certificate for a Restricted Stock Award shall specify the applicable restrictions (such as vesting) on such shares, the duration of such restrictions (which shall be at least six months except as otherwise determined by the Committee, or the Board, as the case may be), and the time or times at which such restrictions shall lapse with respect to all or a specified number of shares that are part of the Award. Until the end of the period(s) of time at which the restrictions shall lapse, the shares of restricted stock still subject to such restrictions shall remain subject to forfeiture.

     The Participant will be required to pay the Company the aggregate par value of any shares of restricted stock (or such larger amount as the Board may determine to constitute capital under Section 154 of the Delaware General Corporation Law, as amended, or any successor thereto) within ten days of the date of grant, unless such shares of restricted stock are treasury shares. Except as otherwise provided by the Committee, or the Board, as the case may be, during any period of restriction, the Participant shall have none of the rights of a holder of Common Stock, including but not limited to the rights to receive dividends and to vote.

     At such time as a Participant ceases to be a director or employee of the Company or any of its Subsidiaries for any reason, all shares of restricted stock granted to such Participant on which the restrictions have not lapsed shall be immediately forfeited to the Company.

7. Director Awards.

     The Board may grant Restricted Stock Awards to Non-Employee Directors (“Director Awards”) in accordance with the Company’s policies on director compensation as determined by the Board. Such Awards shall be governed by the terms of Section 6. In no event shall the total number of Plan Shares allocated to Director Awards exceed an aggregate of 100,000 shares.

8.	Withholding Taxes.

(a) Participant Election. Unless otherwise determined by the Committee, or the

Board, as the case may be, a Participant may elect to deliver shares of Common Stock (or have the Company withhold shares deliverable upon grant or vesting of restricted stock) to satisfy, in whole or in part, the amount the Company is required to withhold for taxes in connection with the delivery of restricted stock upon grant or vesting, as the case may be. Such election must be made on or before the date the amount of tax to be withheld is determined. Once made, the election shall be irrevocable. The fair market value of the shares to be withheld or delivered will be the Fair Market Value as of the date the amount of tax to be withheld is determined. In the event a Participant elects to deliver or have the Company withhold shares of Common Stock pursuant to this Section 8(a), such delivery or withholding must be made subject to the conditions and pursuant to the procedures established by the Committee, or the Board, as the case may be.

     (b) Company Requirement. The Company may require, as a condition to any Award under the Plan, that the Participant make provision for the payment to the Company, either pursuant to Section 8(a) or this Section 8(b), of federal, state or local taxes of any kind required by law to be withheld with respect to any grant or delivery of shares. The Company, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or a cash Award payment issued hereunder) otherwise due to a Participant, an amount equal to any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or delivery of shares under the Plan.

9. Award Certificate.

     Each Participant to whom an Award is made under the Plan shall receive an Award Certificate from the Company that shall contain such provisions, including without limitation vesting requirements of restricted stock, consistent with the provisions of the Plan, as may be approved by the Committee, or the Board, as the case may be.

10. Stockholder Rights.

     No Participant shall have any rights as a stockholder of the Company as a result of the grant of an Award pending the actual delivery of shares subject to such Award to such Participant.

11. Transferability.

     Unless the Committee, or the Board, as the case may be, determines otherwise, no Award granted under the Plan shall be transferable by a Participant other than by will or the laws of descent and distribution; provided that, in the case of restricted stock granted under the Plan, such restricted stock shall be freely transferable following the time at which such restrictions shall have lapsed and the restricted stock has vested. All provisions of this Plan and any Award Certificate shall in any event continue to apply to any Award or restricted stock granted under the Plan and transferred as permitted by this Section 11, and any transferee of any such Award shall be bound by all provisions of this Plan and any Award Certificate as and to the same extent as the applicable original Participant.

12. Listing, Registration and Qualification.

     The Company may, but is not obligated to, register or qualify the offering or sale of Plan Shares under the Securities Act or any other applicable state, federal or foreign law. Regardless of whether the offering and sale of Plan Shares have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company may impose restrictions upon the sale, pledge, or other transfer of such shares (including the placement of appropriate legends on stock certificates) if, in the sole and absolute discretion of the Company and its counsel, such restrictions are necessary or desirable to achieve compliance with the provisions of the Securities Act, the securities laws of any state, the United States or any other applicable foreign law. If the offering and/or sale of Plan Shares is not registered under the Securities Act and the Company determines that the registration requirements of the Securities Act apply but an exemption is available which requires an investment representation or other representation, the Participant shall be required, as a condition to acquiring such shares, to represent that such shares are being acquired for investment, and not with a view to the sale or distribution thereof, except in compliance with the Securities Act, and to make such other representations as are deemed necessary or appropriate by the Company and its counsel.

13. Substitute Awards.

     The Committee, or the Board, as the case may be, may grant Awards under the Plan in substitution for similar awards held by employees of another entity who become employees of the Company or any of its Subsidiaries as a result of a merger or consolidation of the former employing entity with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the former employing entity. The Committee, or the Board, as the case may be, may direct that the substitute Awards be granted on such terms and conditions as the Committee, or the Board, as the case may be, considers appropriate in the circumstances.

14. Adjustments.

     In the event of a reorganization, recapitalization, spin-off or other extraordinary distribution, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of the Company, the Committee, or the Board, as the case may be, shall make such adjustment as it deems appropriate in the number and kind of shares of Common Stock or other property available for issuance under the Plan (including, without limitation, the total number of Plan Shares available for issuance pursuant to Section 4), in the number and kind of Restricted Stock Awards previously made under the Plan. Any such adjustment shall be final, conclusive and binding for all purposes of the Plan.

     In the event of any merger, consolidation or other reorganization in which the Company is not the surviving or continuing corporation or in which a Change in Control is to occur, all of the Company’s obligations regarding Awards that were granted hereunder and that are outstanding on the date of such event shall, on such terms as may be approved by the Committee, or the Board, as the case may be, prior to such event, be assumed by the surviving or continuing corporation.

15. Amendment and Termination of the Plan.

     The Board of Directors, without approval of the Company’s stockholders, may amend or terminate the Plan, unless stockholder approval for any such amendment is required by any listing requirement of the principal stock exchange on which the Common Stock is then listed.

16. Amendment or Substitution of Awards under the Plan.

     The terms of any outstanding Award under the Plan may be amended from time to time by the Committee, or the Board, as the case may be, in its sole and absolute discretion in any manner that it deems appropriate including, but not limited to, acceleration of the payments hereunder or of the date of lapse of restrictions on shares of restricted stock, except that no such amendment shall adversely affect in a material manner any right of a Participant under an Award Certificate without his or her written consent. The Committee, or the Board, as the case may be, may, in its sole and absolute discretion, permit holders of Awards under the Plan to surrender outstanding Awards in order to exercise or realize rights under other Awards, or in exchange for the grant of new Awards, or require holders of Awards to surrender outstanding Awards as a condition precedent to the grant of new Awards under the Plan.

     In the event that any acceleration of vesting of any Award and benefits otherwise payable to a Participant (i) constitute “parachute payments” within the meaning of Section 280G of the Code, or any comparable successor provisions, and (ii) but for this subsection would be subject to the excise tax imposed by Section 4999 of the Code, or any comparable successor provisions (the “Excise Tax ”), then such Participant’s benefits hereunder shall be either (i) provided to such Participant in full, or (ii) provided to such Participant as to such lesser extent which would result in no portion of such benefits being subject to the Excise Tax, whichever of the foregoing amounts, when taking into account applicable federal, state, local and foreign income and employment taxes, the Excise Tax, and any other applicable taxes, results in the receipt by such Participant, on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under the Excise Tax.

17. Commencement and Expiration Date.

     The date of commencement of the Plan shall be June 30, 2009, subject to approval by the stockholders of the Company. Awards under the Plan may be granted before stockholder approval if made subject to stockholder approval. The Plan shall expire on June 30, 2019 and no Awards may be made under the Plan after that date, but no Award granted prior to such date shall be affected by the expiration of the Plan. Awards outstanding on the date of expiration, or any earlier termination of the Plan, shall continue to be governed by the terms and conditions of the Plan. Following stockholder approval of the Plan, no awards of restricted stock shall be granted by the Company under the Company’s 2006 Incentive Bonus Plan.

18. Severability.

     Whenever possible, each provision of the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of the Plan.

19. Governing Law.

     The Plan shall be governed by the corporate laws of the State of Delaware, without giving effect to any choice of law provisions that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.